As filed with the Securities and Exchange Commission on August 5, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

Registration Statement

under

the Securities Act of 1933

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	52-1209792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

915 Meeting Street, Suite 600

North Bethesda, Maryland 20852

(301) 592-5000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jeffrey W. Lobb

Senior Vice President, General Counsel & Secretary

Choice Hotels International, Inc.

915 Meeting Street, Suite 600

North Bethesda, Maryland 20852

(301) 592-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

C. Alex Bahn, Esq.

Alexandra M. Lewis, Esq.

Vinson & Elkins L.L.P.

2200 Pennsylvania Avenue NW, Suite 500 West

Washington, DC 20037

(202) 639-6500

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

CHOICE HOTELS INTERNATIONAL, INC.

Common Stock

Preferred Stock

Debt Securities

We may offer from time to time, in one or more offerings, common stock, par value $0.01 per share, preferred stock, par value $0.01 per share, debt securities or any combination thereof. The debt securities and preferred stock may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of our company. In addition, this prospectus covers resales of shares of our common stock or other securities beneficially owned by one or more selling security holders. We refer to our common stock, preferred stock and debt securities collectively as the “securities.”

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and terms of the related offering. The specific terms of any securities to be offered for sale or resale, including the specific manner in which the securities will be offered and the identity of any selling security holders, will be described in one or more supplements to this prospectus, one or more post-effective amendments to the registration statement of which this prospectus is a part or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus and the applicable prospectus supplement or any related free writing prospectus, as well as the documents incorporated by reference herein or therein, before you make your investment decision.

We and any selling security holders may sell the securities to or through one or more underwriters, through dealers or agents or directly to purchasers or through a combination of these methods on an immediate, continuous or delayed basis. If any underwriters, agents or dealers are involved in the sale of any securities, the applicable prospectus supplement will set forth their names, the specific terms of the plan of distribution, any option to purchase additional securities and any applicable commissions or discounts. For more detailed information, see “Plan of Distribution” on page 21. We will not receive any of the proceeds from the sale of common stock by any selling security holders.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CHH.” Our executive offices are located at 915 Meeting Street, Suite 600, North Bethesda, Maryland 20852, and our telephone number is (301) 592-5000.

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus and any risk factors contained in the applicable prospectus supplement or any related free writing prospectus and under similar headings in the documents we incorporate by reference herein and therein to read about risks you should consider before investing in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 5, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and any selling security holders may sell the securities described in this prospectus in one or more offerings at any time and from time to time.

This prospectus provides you with a general description of the securities we and any selling security holders may offer. Each time we or any selling security holders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered and the specific manner in which they will be offered. The prospectus supplement may describe, as applicable, the identity of any selling security holders, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of the securities. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in that prospectus supplement.

You should rely only on the information provided or information to which we have referred you, including any information incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the securities in any jurisdiction where the offer or sale of the securities is not permitted.

You should not assume that the information in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the cover of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations, cash flows and prospects may have changed since that date.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus and any applicable prospectus supplement, which we have referred you to in “Incorporation by Reference” on page 24 of this prospectus, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Statements contained or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement as to the content of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus or such prospectus supplement, each such statement being qualified in all respects by such reference. Any information in such subsequent filings and any applicable prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

The terms the “Company,” “we,” “us,” “our” and “Choice” as used in this prospectus refer to Choice Hotels International, Inc. and its subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

RISK FACTORS

An investment in our securities involves risks. We urge you to consider carefully the risks incorporated by reference into this prospectus and, if applicable, into any accompanying prospectus supplement or any free writing prospectus used in connection with an offering of securities, before making an investment decision, including those risks identified under “Risk Factors” in our most recent annual report on Form 10-K, which are incorporated by reference into this prospectus and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected by any of these risks. Additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations or cause the price of our securities to decline.

THE COMPANY

We are primarily a hotel franchisor operating in 49 states, the District of Columbia, and 49 countries and territories as of June 30, 2026. We had 7,608 hotels with 661,089 rooms open and operating, and 841 hotels with 77,275 rooms under construction as of June 30, 2026, awaiting conversion or approved for development, or committed to future franchise development on outstanding master development agreements (collectively, “pipeline”) in our global system. Our brand names include Clarion®, Clarion Pointe®, Comfort®, Country Inn & Suites® by Radisson, Sleep Inn®, Quality®, Park Inn® by Radisson, Everhome Suites®, WoodSpring Suites®, MainStay Suites®, Suburban Studios®, Radisson Blu®, Park Plaza®, Cambria® Hotels, Ascend Collection®, Radisson RED®, Radisson Individuals®, Radisson®, Radisson Collection®, Radisson Inn & SuitesTM, Econo Lodge®, and Rodeway Inn®.

The hotel franchising business represents the Company’s primary operations. The Company’s U.S. operations are conducted through direct franchising relationships, and as of June 30, 2026, the ownership of 18 open and operating hotels, and the management of 13 hotels (inclusive of four owned hotels), while its international franchise operations are conducted through a combination of direct franchising and master franchising relationships. Master franchising relationships are governed by master franchising agreements which generally provide the master franchisee with the right to use our brands and sub-license the use of our brands in a specific geographic region, usually for a fee.

Choice was incorporated in 1980 in the State of Delaware. Information about us is available on the internet at www.choicehotels.com. Information contained on our website is not incorporated by reference into this prospectus or any prospectus supplement and does not constitute a part of this prospectus or any prospectus supplement.

FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus, or the documents incorporated by reference herein, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “expect,” “estimate,” “believe,” “anticipate,” “should,” “will,” “forecast,” “plan,” “project,” “assume” or similar words of futurity. All statements other than historical facts are forward-looking statements. These forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections of our revenue, expenses, earnings, debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock and other financial and operational measures, including occupancy and open hotels, revenue per available room and our liquidity, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors. Several factors could cause our actual results, performance or achievements to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to:

•	changes to general, U.S. and foreign economic conditions, including access to liquidity and capital;

•	changes in consumer demand and confidence, including consumer discretionary spending and the demand for travel, transient and group business;

•	the timing and amount of future dividends and share repurchases;

•

future U.S. or global outbreaks of epidemics, pandemics or contagious diseases, or fear of such outbreaks, and the related impact on the global hospitality industry, particularly but not exclusively the U.S. travel market;

•	changes in law and regulation applicable to the travel, lodging or franchising industries, including with respect to the status of our relationship with employees of our franchisees;

•	the potential impact of new laws and regulations generally, including, without limitation, those relating to taxes, wages, labor and immigration;

•	foreign currency fluctuations;

•	changes in global interest rates and rate differentials;

•	variability and unpredictability in trade relations, sanctions, tariffs or other trade controls;

•	impairments or declines in the value of our assets;

•	our assumptions underlying our critical accounting estimates;

•	operating risks common in the travel, lodging or franchising industries;

•	changes to the desirability of our brands as viewed by hotel operators and customers;

•	changes to the terms or termination of our contracts with franchisees and our relationships with our franchisees;

•	our ability to keep pace with improvements in technology utilized for our marketing and reservation systems and other operating systems;

•	our ability to grow our franchise system;

•	exposure to risks related to our hotel development, financing, franchise agreement acquisition costs and ownership activities;

•	exposures to risks associated with our investments in new businesses;

•	fluctuations in the supply and demand for hotel rooms;

•	our ability to realize anticipated benefits from acquired businesses;

•	impairments or losses relating to acquired businesses;

•	the level of acceptance of alternative growth strategies we may implement;

•	the impact of inflation;

•	cyber security and data breach risks;

•	introduction and integration of artificial intelligence technologies;

•	climate change and our sustainability strategy;

•	ownership and financing activities;

•	hotel closures or financial difficulties of our franchisees;

•	operating risks associated with our international operations;

•	political instability, conflicts and terrorism;

•	labor shortages;

•	the outcome of litigation; and

•	our ability to effectively manage our indebtedness, and secure our indebtedness.

These and other risk factors are discussed in detail in Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 19, 2026. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. For additional information regarding risk factors, see “Risk Factors” in this prospectus.

USE OF PROCEEDS

We will set forth in the applicable prospectus supplement or related free writing prospectus our intended use for the net proceeds received by us for our sale of securities under this prospectus. Unless otherwise indicated in the applicable prospectus supplement or any related free writing prospectus, we anticipate that the net proceeds from the sale of the securities that we may offer under this prospectus and any applicable prospectus supplement or free writing prospectus will be used for general corporate purposes. We will not receive any proceeds from the sale of shares of our common stock or other securities by any selling security holders.

DESCRIPTION OF CAPITAL STOCK

Common Stock

Our Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”), authorizes common stock consisting of 160,000,000 shares, par value $0.01 per share. We may issue additional shares of common stock without further stockholder approval, up to the maximum authorized number of shares, except as may be otherwise required by applicable law or stock exchange regulations. As of June 30, 2026, 45,179,440 shares of our common stock were outstanding.

Holders of shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any securities of our company and have no appraisal rights. Subject to the preferential rights of any other class or series of our stock having a preference with respect to the distribution of assets upon liquidation or dissolution, holders of shares of common stock are entitled to receive our remaining assets upon liquidation, dissolution or winding-up.

Dividend Rights. Holders of our common stock are entitled to receive, subject to preferences that may be applicable from time to time with respect to any outstanding preferred stock, such dividends as are declared by the board of directors of Choice (the “Board”).

Voting Rights. Each holder of our common stock is entitled to one vote for each share of common stock held of record on the applicable record date on all matters submitted to a vote of stockholders. Holders of our common stock do not have cumulative voting rights. All matters shall be determined by a majority of the votes that may be cast by holders of common stock present in person or by proxy and voting on such matter except (i) a contested election of directors, in which case the directors would be elected by a plurality of the votes that may be cast by holders of common stock in the election of directors present in person or by proxy and voting for the election and (ii) a dissolution, liquidation, merger, or consolidation (other than with an entity in which 90% of the capital stock is owned by the Company) of the Company, a sale, lease or exchange of all or substantially all of the Company’s assets, an amendment of our Certificate of Incorporation relating to these provisions or an amendment of the bylaws by shareholders, which, in each case, would require the approval of two-thirds of the outstanding capital stock that can vote for the election of directors.

Rights upon Liquidation or Dissolution. In the event of liquidation or dissolution, each share of common stock is entitled to share pro rata in any distribution of our assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of our common stock have no preferential, preemptive, conversion, sinking fund or redemption rights.

Exchange Listing. Our common stock is listed on the NYSE under the symbol “CHH.”

Preferred Stock

Our Certificate of Incorporation authorizes preferred stock consisting of 5,000,000 shares, par value $0.01 per share. No preferred shares currently are outstanding. Under our Certificate of Incorporation, our Board may from time to time establish and issue preferred shares. Our Board may determine the designation, preference, limitations and relative rights of each series of preferred shares so issued.

The prospectus supplement relating to any preferred shares offered thereby will contain the specific terms thereof.

Because our Board has the power to establish the preference, limitations and relative rights of each series of preferred shares, it may afford the holders of any series of preferred shares preference, limitations and relative rights, voting or otherwise, senior to the rights of holders of common stock.

Certain Anti-Takeover Matters

Our Certificate of Incorporation and our Third Amended and Restated Bylaws (our “Bylaws”) contain provisions that may make it more difficult for a potential acquirer to acquire us by means of a transaction that is not negotiated with our Board . These provisions and the General Corporation Law of the State of Delaware (the “DGCL”) could delay or prevent entirely a merger or acquisition that our stockholders consider favorable. These provisions may also discourage acquisition proposals or have the effect of delaying or preventing entirely a change in control, which could harm our stock price. Our Board is not aware of any current effort to accumulate shares of our common stock or to otherwise obtain control of our Company and does not currently contemplate adopting or recommending the approval of any other action that might have the effect of delaying, deterring or preventing a change in control of our Company.

Following is a description of the anti-takeover effects of certain provisions of our Certificate of Incorporation, Bylaws and the DGCL.

No stockholder action by written consent. The DGCL provides that stockholders of a Delaware corporation can act by written consent instead of by vote at a stockholder meeting, unless the corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation provides that stockholders may not act by written consent.

No cumulative voting. The DGCL provides that stockholders of a Delaware corporation are not entitled to the right to cumulate votes in the election of directors, unless its certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.

Special meetings of stockholders. Our Certificate of Incorporation provides that special meetings of stockholders may only be called by the chairman or vice chairman of the Board or the corporate secretary upon the written request of a majority of the total number of directors which we would have if there were no vacancies on the Board. Our Bylaws provide that to properly bring business before a special meeting of stockholders, the business must be specified in a notice of meeting given by or at the direction of the Board or otherwise properly brought before the meeting by or at the direction of the Board.

However, in the event we call a special meeting of stockholders for the purpose of electing one or more directors, any stockholder entitled to vote in the election of directors generally may nominate candidates for election as directors only pursuant to our notice of meeting or if written notice of such stockholder’s intent to make such nomination or nominations has been timely received by our corporate secretary. Generally, to be timely, a stockholder’s notice must be received by the corporate secretary not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of (i) the sixtieth day prior to such special meeting or (ii) the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure thereof was made by us, whichever first occurs. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to make nominations for directors at a special meeting of stockholders called for the purpose of electing directors.

Advance notice requirements for stockholder proposals and director nominations. Our Bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to our corporate secretary. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than sixty days nor more than ninety days prior to the first anniversary of the previous year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary, notice by the stockholder to be timely must be received not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of (i) the sixtieth day prior to such annual meeting or (ii) the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure thereof was made by us, whichever first occurs. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. These requirements are in addition to those set forth in the rules and regulations adopted by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

Registrar and Transfer Agent

The registrar and transfer agent for our common stock is Computershare, Inc.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Unless we specify otherwise in the applicable prospectus supplement, debt securities are to be issued under an Indenture (the “Indenture”), entered into on August 25, 2010 between Choice and Wells Fargo Bank, National Association, as trustee, a copy of which has been filed with the SEC and is an exhibit to the registration statement of which this prospectus is a part. Computershare Trust Company, National Association succeeded to the corporate trust business of Wells Fargo Bank, National Association and is the successor trustee under the Indenture (the “Trustee”).

The following description of selected provisions of the Indenture and the debt securities that may be issued thereunder is not complete, and the description of selected terms of the debt securities of a particular series included in the applicable prospectus supplement also will not be complete. You should review the Indenture, the supplemental indentures and the form of the applicable debt securities, which Indenture has been and supplemental indentures or other forms will be filed as exhibits to the registration statement of which this prospectus is a part, or as exhibits to documents which have been or will be incorporated by reference in this prospectus.

The following description of debt securities and the description of the debt securities of the particular series in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the Indenture, any supplemental indentures and the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus. Capitalized terms used but not defined in this section shall have the meanings assigned to those terms in the Indenture. The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When the debt securities of a particular series are offered for sale, the specific terms of such debt securities will be described in the applicable prospectus supplement. If any particular terms of such debt securities described in a prospectus supplement are inconsistent with any of the terms of the debt securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

The Indenture does not limit the amount of debt securities which can be issued thereunder and provides that debt securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by us. The debt securities may be secured as and to the extent described in the applicable prospectus supplement. Where applicable, the prospectus supplement also will describe any material United States federal income tax considerations relating to the offering. For purpose of this section of the prospectus, references to the “Company,” “we,” “us,” “our,” “Choice” and similar terms refer only to Choice Hotels International, Inc. and not to any of its subsidiaries.

The prospectus supplement relating to any debt securities offered thereby will contain the specific the terms thereof, including where applicable:

•	the principal amount offered;

•	the title of the debt securities of the series;

•	any limit upon the aggregate principal amount of the debt securities of the series which may be authenticated and delivered under the Indenture;

•	the date or dates on which the principal or premium, if any, of the debt securities of the series is payable;

•

the rate or rates at which the debt securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the interest payment dates on which any such interest shall be payable and the regular record date for the interest payable on any interest payment date;

•	the currency or currencies in which the debt securities of the series shall be denominated (if other than U.S. Dollars);

•	the place or places where the principal of (and premium, if any) and interest on debt securities of the series shall be payable;

•

whether debt securities of the series are to be issued in registered form or bearer form or both, and if in bearer form, whether coupons will be attached to them and whether debt securities of the series in bearer form may be exchanged for debt securities of the series issued in registered form, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

•

if the debt securities of the series are to be issued in bearer form or as one or more global notes representing debt securities of the series in bearer form, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of temporary debt securities of the series in bearer form payable with respect to any interest payment date prior to the exchange of such temporary debt securities in bearer form for definitive debt securities of a series in bearer form shall be paid to any clearing organization with respect to the portion of such temporary debt securities in bearer form held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary debt securities in bearer form may be exchanged for one or more definitive debt securities of the series in bearer form;

•

the obligation, if any, of Choice to redeem, purchase or repay the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder, and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

•	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any of Choice’s common stock, preferred stock, other debt securities or other securities;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series shall be issuable;

•

if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•

if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity and which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. Dollars;

•	any changes or additions to legal defeasance, covenant defeasance and satisfaction and discharge;

•

if other than the principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to the Indenture;

•

the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether any provisions of the Trust Indenture Act of 1939, as amended, are applicable and any corresponding changes to provisions of the Indenture as then in effect;

•

any addition to or change in the Events of Default which applies to the debt securities of the series and any change in the right of the Trustee or the requisite holders of such debt securities to declare the principal amount of, premium, if any, and interest on such debt securities due and payable;

•

if the debt securities of the series shall be issued in whole or in part in the form of a global note, the terms and conditions, if any, upon which such global note may be exchanged in whole or in part for other individual debt securities of the series, the Depositary for such global note and the form of any legend or legends to be borne by any such global note in addition to or in lieu of the global note legend;

•

any Trustee, authenticating agent, agent accepting debt securities of the series and issuing payments, agent accepting service of notices and demands to or upon us with respect to the debt securities of the series, or agent registering transfers or exchanges of debt securities of the series;

•	the applicability of, and any addition to or change in, the covenants (and the related definitions) which applies to debt securities of the series;

•	with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the Trustee;

•	the intended United States Federal income tax consequences of the debt securities;

•	the terms applicable to original issue discount debt securities, including the rate or rates at which original issue discount will accrue;

•

whether and the extent to which the debt securities of the series will be guaranteed by any guarantors, the identity of any such guarantors, the ranking of any such guarantee, the manner in which any such guarantees may be terminated and the form of any such guarantee;

•

whether the debt securities of the series will be secured, and if so, the property covered by the security interest, the priority of the security interest, the method of perfecting the security interest and any escrow arrangements related to the security interest; and

•	any other terms of the debt securities (which terms shall not be prohibited by the provisions of the Indenture).

The debt securities may be issued in one or more series with the same or various maturities.

Transfer and Exchange

Unless otherwise specified in the applicable prospectus supplement, the debt securities of a series will be issued in registered form (“Registered Securities”). Registered Securities may be held in certificated form or in book-entry form represented by one or more global notes, as described under “Book-Entry Securities.” Registered Securities may be separated into smaller denominations or combined into larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

You may transfer Registered Securities and you may exchange Registered Securities at the office of the Trustee. The Trustee will act as our agent for registering Registered Securities in the names of holders and transferring debt securities issued as Registered Securities. We may designate someone else to perform this function. Whoever maintains the list of registered holders is called the “Registrar.”

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay us for any transfer tax or other governmental charge payable upon the exchange or transfer. The transfer or exchange will be made only if the Registrar is satisfied with your proof of ownership.

If we designate additional Registrars, we will name them in the accompanying prospectus supplement. We may cancel the designation of any particular Registrar. We may also approve a change in the office through which any Registrar acts.

If we redeem debt securities of a redeemable series, we may block the transfer or exchange of debt securities of such series during the period beginning 15 days before the day of mailing of a notice of redemption of such debt securities and ending on the day of such mailing. We may also decline to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If the offered debt securities are redeemable, we will describe the procedures for redemption in the accompanying prospectus supplement.

In this “Transfer and Exchange” section of this prospectus, “you” means direct holders and not indirect holders of debt securities.

Definitions

“Attributable Indebtedness” with respect to any sale and leaseback transaction that is subject to the restrictions described under “Covenants—Limitations on Sale and Leaseback Transactions” means:

•	if such sale and leaseback transaction is a Capitalized Lease Obligation, the amount of Indebtedness represented thereby according to the definition of “Capitalized Lease Obligations;” and

•

in all other instances, the present value of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended) determined in accordance with GAAP, discounted at a rate that at the inception of the lease the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease that is accounted for as a capital lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Consolidated Net Assets” means the consolidated total assets of Choice and its Subsidiaries, after deducting therefrom all current liabilities of Choice and its Subsidiaries (other than the current portion of long-term Indebtedness of Choice and its Subsidiaries and Capitalized Lease Obligations of Choice and its Subsidiaries), all as set forth on the latest consolidated balance sheet of Choice prepared in accordance with GAAP.

“Funded Debt” means all Indebtedness of Choice and its Subsidiaries with a stated maturity of more than one year after, or which is renewable or extendable at the option of Choice for a period ending more than one year after, the date as of which Funded Debt is being determined.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the date of the Indenture, including those principles set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Indebtedness” means, with respect to any Person, indebtedness of, or guaranteed or assumed by, the Person for borrowed money, including indebtedness evidenced by bonds, debentures, notes, or other similar instruments and reimbursement and cash collateralization of letters of credit, bankers’ acceptances, interest rate hedge and currency hedge agreements, if any such indebtedness would appear as a liability upon a consolidated balance sheet of the Person and its Subsidiaries prepared in accordance with GAAP (not including contingent liabilities that appear only in a footnote to such balance sheet).

“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Permitted Liens” means:

(a)	Liens existing on the date of the Indenture;

(b)	Liens in favor of Choice or a Restricted Subsidiary;

(c)	Liens on any property existing at the time of the acquisition thereof;

(d)

Liens on any property of a Person or its Subsidiaries existing at the time such Person is consolidated with or merged into Choice or a Restricted Subsidiary, or Liens on any property of a Person existing at the time such Person becomes a Restricted Subsidiary;

(e)

Liens to secure all or part of the cost of acquisition (including Liens created as a result of an acquisition by way of Capitalized Lease Obligations), construction, development or improvement of the underlying property, or to secure Indebtedness incurred to provide funds for any such purposes; provided, that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 18 months after the later of (A) the completion of the acquisition, construction, development or improvement of such property and (B) the placing in operation of such property or of such property as so constructed, developed or improved;

(f)	Liens securing industrial revenue, pollution control or similar bonds; and

(g)

any extension, renewal or replacement (including successive extensions, renewals and replacements), in whole or in part, of any Lien referred to in any of clauses (a) through (f) of this definition of Permitted Liens that would not otherwise be permitted pursuant to any of clauses (a) through (f) of this definition of Permitted Liens, to the extent that (A) the principal amount of Indebtedness secured thereby and not otherwise permitted to be secured pursuant to any of clauses (a) through (f) of this definition of Permitted Liens does not exceed the principal amount of Indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of any such extension, renewal or replacement, except that where (1) the Indebtedness so secured at the time of any such extension, renewal or replacement was incurred for the sole purpose of financing a specific project and (2) additional Indebtedness is to be incurred in connection with such extension, renewal or replacement solely to finance the completion of the same project, the additional Indebtedness may also be secured by such Lien; and (B) the property that is subject to the Lien serving as an extension, renewal or replacement is limited to some or all of the Property that was subject to the Lien so extended, renewed or replaced.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means (i) a parcel of improved or unimproved real estate or other physical facility or depreciable asset of Choice or a consolidated Subsidiary of Choice, the net book value of which on the date of determination exceeds 7.5% of Consolidated Net Assets and (ii) any group of parcels of real estate, other physical facilities, and/or depreciable assets of Choice and/or its consolidated Subsidiaries, the net book value of which, when sold in one or a series of related sale and leaseback transactions or securing Indebtedness issued in respect of such Principal Properties, on the date of determination exceeds 7.5% of the Consolidated Net Assets. For purposes of the foregoing, “related sale and leaseback transactions” refers to any two or more such contemporaneous transactions which are on substantially similar terms with substantially the same parties.

“Restricted Subsidiary” means any Subsidiary of Choice that owns, operates or leases one or more Principal Properties.

“Subsidiary” in respect of any Person, means (i) any Person of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the Subsidiaries of that Person or a combination thereof, and (ii) any partnership, joint venture or other Person in which such Person or one or more of the Subsidiaries of that Person or a combination thereof has the power to control by contract or otherwise the Board or equivalent governing body or otherwise controls such entity.

Covenants

The Indenture does not limit the amount of Indebtedness or other obligations that may be incurred by us and our Subsidiaries. The Indenture does contain the following covenants, among others:

Limitations on Liens

The Indenture provides that Choice will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind upon any Principal Property or any capital stock of any Restricted Subsidiary (whether such Principal Property or capital stock are now owned or hereafter acquired), or any interest therein or any increase or profits therefrom, unless all payments due under the Indenture and the debt securities are secured on an equal and ratable basis with (or prior to) the obligations so secured until such time as such obligation is no longer secured by a Lien, except in the case of Permitted Liens or as provided under “—Exempted Debt” below.

Limitations on Sale and Leaseback Transactions

The Indenture provides that, except as provided under “—Exempted Debt” below, Choice will not, and will not permit any of its Restricted Subsidiaries to, enter into any arrangement with any Person (other than us or any of our Subsidiaries) providing for the leasing by Choice or a Restricted Subsidiary of any Principal Property owned by Choice or such Restricted Subsidiary (except for leases for a term of not more than three years), which property has been or is to be sold or transferred by Choice or such Restricted Subsidiary to such Person on the security of such Principal Property more than 365 days after the acquisition thereof or the completion of construction and commencement of full operation thereof unless either (a) Choice or such Restricted Subsidiary would be entitled, pursuant to the provisions of the Indenture, to incur Indebtedness secured by a Lien on the Property to be leased in an amount equal to the Attributable Indebtedness with respect to such transaction without equally and ratably securing the debt securities, or (b) Choice, within 180 days after the effective date of such transaction, applies to the voluntary retirement of its Funded Debt an amount equal to the value of such transaction, defined as the greater of the net proceeds of the sale of the Principal Property leased in such transaction or the fair value, in the opinion of the Board, of the leased Principal Property at the time such transaction was entered into.

Exempted Debt

Notwithstanding the foregoing limitations on Liens and sale and leaseback transactions, Choice and its Restricted Subsidiaries may create, incur or otherwise cause to suffer to exist or become effective Liens without securing the debt securities or enter into a sale and leaseback transaction without retiring Funded Debt, or enter into a combination of such transactions, provided that, at the time of such event, and after giving effect thereto and to the retirement of any other such Indebtedness which is concurrently being repaid, the sum of (x) the principal amount of such Indebtedness secured by such Liens or the Attributable Indebtedness in respect of such sale and leaseback transaction, as the case may be, and (y) the principal amount of all other such Indebtedness secured by such Liens (not including Liens permitted under “—Limitations on Liens” above) and all other Attributable Indebtedness in respect of sale and leaseback transactions then outstanding (not including sale and leaseback transactions permitted under “—Limitations on Sale and Leaseback Transactions” above), measured, in each case, at the time any such Lien is incurred or any such sale and leaseback transaction is entered into, does not exceed the greater of (i) $25 million or (ii) 15% of the Consolidated Net Assets of Choice and its consolidated Subsidiaries.

Merger and Consolidation

We covenant that we will not consolidate with or merge into any Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our and our Subsidiaries’ properties and assets as an entirety unless, among other things:

•

the successor Person is Choice or another entity organized and existing under the laws of the United States, any state or territory thereof or the District of Columbia that assumes our obligations on the debt securities and under the Indenture;

•	immediately after giving effect to such transaction, Choice or the successor Person would not be in default under the Indenture; and

•

Choice shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the terms of the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

These restrictions do not apply to sales, assignments, transfers, conveyances, leases or other dispositions of assets solely between or among us and our subsidiaries.

Except as described above or as set forth in the applicable prospectus supplement, the Indenture does not contain any provisions that would afford holders of the debt securities protection in the event of:

•	a highly leveraged or similar transaction involving us;

•	a change in our control or a change in our management; or

•	a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities.

In addition, subject to the limitations set forth above, we may, in the future, enter into certain transactions such as the sale of our properties and assets substantially as an entirety or a merger or consolidation with another entity that could increase the amount of our Indebtedness or the Indebtedness of our Subsidiaries or otherwise adversely affect our financial condition or results of operations, which may have an adverse effect on our ability to service our Indebtedness, including the debt securities. We have no present intention of engaging in a highly leveraged or similar transaction involving us.

Events of Default

An Event of Default with respect to a series of the debt securities is defined in the Indenture as being:

(i)	default in the payment of any principal or premium (if any) of the series of debt securities;

(ii)	default for 30 days in the payment of any installment of interest on the series of debt securities;

(iii)

default by Choice in the performance of any other covenants or agreements in the Indenture contained therein for the benefit of the series of debt securities which shall not have been remedied for a period of 90 days after written notice of such default to Choice by the Trustee or to Choice and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series of debt securities;

(iv)

default by Choice or any Subsidiary under any Indebtedness (except non-recourse indebtedness) having an aggregate principal amount of $25 million or 15% of Consolidated Net Assets (whichever amount is greater), or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured any Indebtedness for money borrowed by Choice or any Subsidiary having an aggregate principal amount of $25 million or 15% of Consolidated Net Assets (whichever amount is greater), for failure to pay a portion of the principal when due (after any grace period has passed) or as a result of Indebtedness being declared due before it otherwise would have been due, and this repayment obligation has not been rescinded or annulled within ten days of written notice to Choice (sent by either the Trustee or by the holders of at least 25% of the outstanding principal amount of the series of debt securities to Choice and the Trustee) or remedied, cured or waived before a declaration of acceleration of the series of debt securities;

(v)	certain events of bankruptcy, insolvency or reorganization of Choice or a significant subsidiary of Choice; or

(vi)	any other Event of Default specified for the series in the applicable prospectus supplement.

The Indenture provides that if an Event of Default under clause (i), (ii), (iii), (iv) or (vi) above shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of the series of debt securities may declare the principal of all the debt securities of that series, together with any accrued and unpaid interest and premium (if any), to be due and payable immediately.

If an Event of Default under clause (v) above shall have occurred and be continuing, then the principal of all the debt securities, together with any accrued and unpaid interest and premium (if any), will be due and payable immediately without any declaration or other act on the part of the Trustee or any holder of a debt security. Upon certain conditions such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be annulled by the holders of a majority in principal amount of the series of debt securities.

In addition, past defaults may be waived by the holders of a majority in principal amount of the outstanding debt securities of such series, except a default in the payment of principal of or interest and premium (if any) on any debt security, a default arising from failure to redeem or purchase a debt security when required by the Indenture, or a default in respect of a covenant or provision of the Indenture which cannot be modified or amended without the approval of the holder of each debt security affected.

The Indenture also provides that the holders of a majority in principal amount of the outstanding debt securities of a particular series issued thereunder (each series voting as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of such series.

The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during default to act with the required standard of care, to be indemnified by the holders of debt securities issued thereunder before proceeding to exercise any right or power under the Indenture at the request of the holders of such debt securities.

The Indenture contains a covenant that Choice will file annually with the Trustee a certificate as to the absence of any default or specifying any default that exists.

Satisfaction and Discharge

The Indenture will cease to be of further effect as to a series of debt securities (except as to surviving rights, powers, trusts, duties, indemnities and immunities of the Trustee and the Company’s obligations in connection therewith) when either:

•	all debt securities of the series theretofore authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid) have been delivered to the Trustee for cancellation, or

•	with respect to all debt securities of a series due and payable within one year not theretofore delivered to the Trustee for cancellation,

•

Choice has irrevocably deposited or caused to be deposited in trust with the Trustee cash or noncallable Government Securities, or any combination thereof, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay at maturity or upon redemption all debt securities of such series not theretofore delivered to the Trustee for cancellation, including unpaid principal, premium (if any) and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be;

•	Choice has paid all other sums payable by it with respect to the debt securities of the series under the Indenture; and

•

Choice has delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent under the Indenture to the satisfaction and discharge of the Indenture with respect to the series of debt securities have been complied with; provided that, if money has been deposited with the Trustee as described above, Choice’s obligations with respect to, among other things, registration of transfer or exchange of debt securities, Choice’s agreements described under “—Merger and Consolidation” above, and the provisions described in this section on “Satisfaction and Discharge” and under “Covenant and Legal Defeasance” below, in each case, as expressly provided for in the Indenture, shall survive until payment in full of the debt securities of such series.

Covenant and Legal Defeasance

The Indenture provides that Choice need not comply with certain restrictive covenants of the Indenture (including those described under “Covenants” above) or it will be deemed to have been discharged from its obligations with respect to a series of debt securities under the Indenture (except for surviving provisions as expressly provided for in the Indenture) if:

•

Choice irrevocably deposits or causes to be irrevocably deposited in trust with the Trustee cash or noncallable Government Securities, or any combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium (if any) and interest on the outstanding debt securities of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be;

•

Choice shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the defeasance have been complied with;

•

no default or Event of Default with respect to that series of debt securities shall have occurred and be continuing under subsection (v) of “Events of Default” above at any time in the period ending on the 91st day after the date of deposit; and

•

Choice delivers to the Trustee an opinion of counsel to the effect that the holders of debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such defeasance had not occurred.

Modification and Waiver

Without the consent of any holder of the debt securities, Choice and the Trustee may modify or amend the Indenture to clarify or to make certain other changes that would not materially adversely affect the legal rights of any holder.

With the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the particular series affected, Choice and the Trustee may modify or amend the Indenture; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected:

•

change the stated maturity of the principal of, or extend the time for payment on any installment of interest on, any debt security or reduce the principal amount thereof or the rate of interest thereon, or change the coin or currency in which any debt security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the stated maturity thereof;

•	reduce the amount payable upon the redemption of any debt security or change the time at which such debt security may be redeemed;

•

waive a default or Event of Default in the payment of principal of or premium, if any, or interest on the debt securities (except a rescission of acceleration of the debt securities by the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

•	waive a redemption payment with respect to any debt security;

•

reduce the principal amount of debt securities of a series whose holders must consent to a modification or waiver, or make any change in the Indenture relating to waivers of past defaults or the rights of holders of debt securities of a series to receive payments of principal of, or premium, if any, or interest on the debt securities;

•

modify any of the provisions governing “Modification and Waiver” or the waiver of past defaults, except to increase the percentage of outstanding debt securities required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each debt security; or

•

change any provisions relating to waiver of past defaults or the rights of holders to receive payment on or after the stated maturity thereof or bring suit for the enforcement of such payment on or after the stated maturity thereof.

BOOK-ENTRY SECURITIES

The securities offered by means of this prospectus and any related prospectus supplement may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities would not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

SELLING SECURITY HOLDERS

If the registration statement of which this prospectus forms a part is used by selling security holders for the resale of any shares of common stock or other securities registered thereunder, information about such selling security holders, their beneficial ownership of our common stock or other securities and their relationship with us will be set forth in a prospectus supplement or in filings we make with the SEC under the Exchange Act that are incorporated by reference herein or therein.

The applicable prospectus supplement will set forth the name of each selling security holder and the number of and type of securities beneficially owned by such selling security holder prior to and after the completion of an offering that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling security holders have held any position or office with, have been employed by or otherwise have had a material relationship with us or any of our affiliates during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We may offer the offered securities in one or more of the following ways from time to time:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents;

•	to investors directly in negotiated sales or in competitively bid transactions;

•	to holders of other securities in exchanges in connection with acquisitions; or

•	through a combination of any of these methods or by any other legally available means.

The prospectus supplement for each series of securities we sell will describe the offering, including:

•	the name or names of any underwriters;

•	the purchase price and the proceeds to us from that sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any indemnification arrangements between us and the underwriters;

•	any stabilizing or market making transactions that the underwriters or any member of the selling group intend to engage in;

•	any commissions paid to agents;

•	the initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities will be listed.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Vinson & Elkins L.L.P., and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Choice Hotels International, Inc., appearing in Choice Hotels International, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025, and the effectiveness of Choice Hotels International, Inc.’s internal control over financial reporting as of December 31, 2025 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information included or previously incorporated by reference into this prospectus from the date we file the document containing such information. Except to the extent information is furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K and not filed with the SEC or as otherwise permitted by the SEC rules, we incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the completion of the offering in the relevant prospectus supplement to which this prospectus relates or this offering is terminated.

The documents we incorporate by reference into this prospectus are:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on February 19, 2026;

•

Portions of our Definitive Proxy Statement on Schedule 14A for our 2026 annual meeting of stockholders, filed on April  22, 2026 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2025);

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, filed on April 30, 2026, and June 30, 2026, filed on August 5, 2026;

•	Our Current Reports on Form 8-K filed on January 6, 2026, February 20, 2026, May 20, 2026, May 21, 2026 and July 1, 2026; and

•	The description of our common stock contained in Form 10-12B, filed on September 19, 1997.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through contacting the SEC or accessing its website as described under “Where You Can Find More Information” below.

You may also request a copy of the documents we incorporate by reference at no cost by writing or telephoning us at the following address or on our website as described under “Where You Can Find More Information” below as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not incorporated by reference into this prospectus or any prospectus supplement and does not constitute a part of this prospectus or any prospectus supplement.

Choice Hotels International, Inc.

915 Meeting Street, Suite 600

North Bethesda, Maryland 20852

(301) 592-5000

Attention: Corporate Secretary

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. We therefore file annual, quarterly and current reports, proxy statements and other information with the SEC.

Our filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. Our SEC filings are also available free of charge at the “Investors Relations” section of our website at http://www.choicehotels.com as soon as reasonably practicable following the time that they are filed with or furnished to the SEC. Information contained on our website is not incorporated by reference into this prospectus or any prospectus supplement and does not constitute a part of this prospectus or any prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth fees and expenses payable by the registrant, other than underwriting discounts and commissions, expected to be incurred in connection with the issuance and distribution of the securities being registered hereby. All amounts set forth below are estimates.

	Amount to be Paid
SEC registration fee		(1)
Trustee’s and transfer agent’s fees and expenses		(2)
Printing and engraving fees		(2)
Legal fees and expenses (including Blue Sky fees)		(2)
Accountant’s fees and expenses		(2)
Rating agency fees and expenses		(2)
Miscellaneous		(2)

Total		(2)

(1)	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
(2)	These fees are calculated based on the number of issuances and the amount of securities offered and cannot be estimated at this time.

Item 15.	Indemnification of Officers and Directors.

Set forth below is a description of certain provisions of our Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”) and Amended and Restated Bylaws, as amended (“Bylaws”) and the Delaware General Corporation Law (the “DGCL”), as such provisions relate to the indemnification of our directors and officers. This description is intended only as a summary and is qualified in its entirety by reference to our Certificate of Incorporation, Bylaws and the DGCL.

Section 102(b)(7) of the DGCL enables a corporation to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except: (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) of a director under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); (iv) for any transaction from which the director or officer derived an improper personal benefit; or (v) for any officer in any action by or in the right of the corporation.

In accordance with Section 102(b)(7) of the DGCL, our Certificate of Incorporation includes provisions eliminating, to the fullest extent permitted by the DGCL, the liability of its directors and officers to us or our stockholders for monetary damages for breach of fiduciary duties as directors or officers, respectively.

Section 145(a) of the DGCL empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’

fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his or her conduct was unlawful.

The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

In accordance with Section 145(a) of the DGCL, our Bylaws provide that any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to us (other than a judicial action or suit brought by or in the right of us) by reason of the fact that he or she is or was our director, officer, employee or agent, or that, being or having been such a director, officer, employee or agent, he or she is or was serving at our request as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereafter as an “Agent”), shall be indemnified and held harmless against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, or any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. Expenses incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding or investigation or any appeal therein shall be paid by us in advance of the final disposition of such matter, if the Agent shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification.

We may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other Agent against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not we would have the power to indemnify him or her against such liability under the provisions of our Bylaws. We have purchased and maintain insurance under which our directors, officers, employees or other Agents are insured against loss arising from claims made against any of them due to wrongful acts while acting in their individual and collective capacities as such, subject to certain exclusions.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage our stockholders from bringing a lawsuit against directors and officers for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, the stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Item 16.	Exhibits and Financial Statement Schedules.

Exhibit Number	Exhibit

1.1(a)	Form of Debt Securities Underwriting Agreement

1.2(a)	Form of Common Stock Underwriting Agreement

1.3(a)	Form of Preferred Stock Underwriting Agreement

3.1(b)	Restated Certificate of Incorporation of Choice Hotels Franchising, Inc. (renamed Choice Hotels International, Inc.)

3.2(c)	Amendment to Restated Certificate of Incorporation of Choice Hotels International, Inc., dated April 30, 2013

3.3(g)	Amendment to Restated Certificate of Incorporation of Choice Hotels International, Inc., dated May 16, 2024

3.4(i)	Amendment to Restated Certificate of Incorporation of Choice Hotels International, Inc., dated May 21, 2026

3.5(j)	Third Amended and Restated Bylaws of Choice Hotels International, Inc., dated as of May 21, 2026

4.1(d)	Indenture, dated as of August 25, 2010, between Choice Hotels International, Inc., as issuer, and Wells Fargo Bank, National Association, as trustee

4.2(e)	Third Supplemental Indenture, dated as of November 27, 2019, among Choice Hotels International, Inc., as issuer, and Wells Fargo Bank, National Association, as trustee

4.3(f)	Fourth Supplemental Indenture dated July 23, 2020 among Choice Hotels International, Inc. and Wells Fargo Bank, National Association, as trustee

4.4(h)	Fifth Supplemental Indenture, dated as of July 2, 2024, between Choice Hotels International, Inc. and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee

4.5(a)	Form of Certificate of Designation of Preferred Stock

5.1	Vinson & Elkins L.L.P.

23.1	Consent of Ernst & Young LLP

23.3	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

24.1(k)	Powers of Attorney

25.1	Statement of Eligibility of Trustee on Form T-1

107	Filing Fee Table

(a)	To be filed by amendment or incorporated by reference in connection with the offering of specific securities.
(b)	Incorporated by reference to Exhibit 3.01 to the Company’s Form S-4 filed August 31, 1998.
(c)	Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed May 1, 2013.
(d)	Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed August 25, 2010.
(e)	Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed November 27, 2019.
(f)	Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed July 23, 2020.
(g)	Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed May 17, 2024.
(h)	Incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed July 2, 2024.
(i)	Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed May 21, 2026.
(j)	Incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed May 21, 2026.
(k)	Filed as part of the signature page of this registration statement.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as a part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on August 5, 2026.

CHOICE HOTELS INTERNATIONAL, INC.

By:	/s/ Dominic E. Dragisich
Dominic E. Dragisich
Interim Chief Executive Officer

We, the undersigned, do hereby constitute and appoint Dominic E. Dragisich, Scott E. Oaksmith and Jeffrey W. Lobb our true and lawful attorneys-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stewart W. Bainum, Jr.	Chairman, Director	August 5, 2026
Stewart W. Bainum, Jr.

/s/ Dominic E. Dragisich	Interim Chief Executive Officer (Principal Executive Officer)	August 5, 2026
Dominic E. Dragisich

/s/ Brian B. Bainum	Director	August 5, 2026
Brian B. Bainum

/s/ William L. Jews	Director	August 5, 2026
William L. Jews

/s/ Ali Keshavarz	Director	August 5, 2026
Ali Keshavarz

/s/ Monte J.M. Koch	Director	August 5, 2026
Monte J.M. Koch

/s/ Liza K. Landsman	Director	August 5, 2026
Liza K. Landsman

Signature	Title	Date

/s/ Patrick S. Pacious	Director	August 5, 2026
Patrick S. Pacious

/s/ Ervin R. Shames	Director	August 5, 2026
Ervin R. Shames

/s/ Gordon A. Smith	Director	August 5, 2026
Gordon A. Smith

/s/ Maureen D. Sullivan	Director	August 5, 2026
Maureen D. Sullivan

/s/ John P. Tague	Director	August 5, 2026
John P. Tague

/s/ Donna F. Vieira	Director	August 5, 2026
Donna F. Vieira

/s/ Scott E. Oaksmith	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 5, 2026
Scott E. Oaksmith